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                                                                    EXHIBIT 10.1


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SECURITIES EXCHANGE AGREEMENT


         This Securities Exchange Agreement (hereinafter "Agreement") is entered into this 11th day of September 2003, by and among Navidec, Inc., a Colorado corporation ("NVDC"), Northsight Mortgage Group, LLC, an Arizona limited liability company ("Target"), and Daniel Walen, the sole member and sole manager of Target ("Member or Manager").

         This Agreement contemplates the purchase of an 80% ownership interest in Target directly from Member ("Membership Interest"). The Member will receive capital stock of NVDC in exchange for the Membership Interest.

RECITALS

         WHEREAS, NVDC wishes to acquire an 80% ownership interest in Target;
and

         WHEREAS, Member, who is the sole member of the Target, desires to enter into this Agreement and exchange the Membership Interest for NVDC common stock; and

         WHEREAS, in furtherance of the acquisition of the Membership Interest by NVDC, the Board of Directors of NVDC and the Member and Manager of Target desire to exchange the Membership Interest for NVDC common stock according to the terms and subject to the conditions set forth in this agreement; and

         WHEREAS, NVDC, Target and the Member desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

TERMS OF THE SALE

Section 1.1 The Purchase Terms. Upon the terms and subject to the conditions set forth in this Agreement, NVDC shall pay to Member as the full and final purchase price for the Membership Interests up to 213,333 shares of its no par value common stock as follows:

                  (a) Immediately upon Closing (defined below), NVDC shall issue 106,667 shares of no par common stock in NVDC ("Stock") to Member.

                  (b) Within 30 days after Target has submitted to NVDC its audited financial statements for the year to end on December 31, 2003, NVDC shall issue up to an additional 106,666 shares of Stock to Member based on a formula whereby for each $100 of earnings before interest, taxes, depreciation and amortization expense ("EBITDA") in excess of $100,000 of EBITDA, 106.666 additional shares of NVDC common stock will be issued. This is based on a Stock price of $1.50 per share on September 30, 2003. In the event that the Stock price is greater than $1.50 per share, the formula shall not be adjusted. In the event that the Stock price is less than $1.50 per share, then the formula shall be adjusted accordingly. For example, if the EBITDA for 2003 is $150,000, then NVDC shall issue 53,333 (106.666 x 500) shares of additional Stock to Member. A maximum of 106,666 shares of additional Stock ($200,000 of EBITDA) will be issued to the Member. At Closing, NVDC shall instruct its transfer agent to reserve, issue and place in escrow the additional 106,666 shares of Stock to provide for compliance of this Section 1.1.

Section 1.2 Membership Interests Purchased. The Membership Interest being purchased pursuant to the terms of this Agreement by NVDC shall be 80% of the total membership interest owned by Member.




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Section 1.3 Closing. The closing of the Agreement (the "Closing") will take place at 10:00 a.m. Denver, Colorado time on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article IV of this Agreement (the "Closing Date"), at the offices of Target at 14300 N. Northsight Blvd., Suite 110, Scottsdale, AZ 85260 unless another date or place is agreed to in writing by the parties hereto. The parties agree to use all reasonable efforts to close the Agreement on or before September 30, 2003, subject to Article III hereof.

Section 1.4 Assignment and Indemnification. At Closing, subject to the terms hereof, the Member shall assign to NVDC all right, title and interest he has to the Membership Interest free and clear of any claims or liens of any nature and indemnify NVDC from any third party claims against the Membership Interest assigned.

Section 1.5 Procedure for Payment of Purchase Price. At Closing, with the assistance of Target, NVDC will furnish to Computer Share Investor Services, Inc. (the "Transfer Agent") instructions to issue the NVDC Shares to Member with Rule 144 restrictive legends in the amounts set forth on Schedule A. Fractional shares will not be issued but any fractional amount will be rounded up to the next whole share.

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties by Target. Target hereby makes the following representations and warranties to NVDC and acknowledges that NVDC is relying on the following representations and warranties in connection with this Agreement. These representations are correct and complete on the date of this Agreement and will be correct and complete on the Closing Date.

         (1) Organization and Standing of Target. Target is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. It has all requisite corporate power and authority to carry on its business as now being conducted to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.

         (2) Capitalization. The total capital contribution by the Member in the Target is $51,000. This represents the entire membership interest in the Target. No membership units have been issued.

         (3) Target's Authority. The execution, delivery, and performance of this Agreement by Target has been duly authorized by all requisite action, subject to the approval of this Agreement by the Manager of Target. This Agreement has been executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of equity creditors' rights). The execution, delivery and performance of this Agreement will not conflict with, result in the revocation, suspension or otherwise impair rights under any provision of Target's Articles of Organization or Operating Agreement, as amended, or with any contract, permit or license to which Target is a party or otherwise bound.

         (4) The Membership Interests. Target has furnished NVDC with a complete list of the membership interest owned by Member as set forth in Schedule A attached hereto and incorporated herein by reference. To the best of Target's information, knowledge and belief, all such membership interests are legally and beneficially owned free and clear of all encumbrances or rights of any third party whatsoever.

         (5) Permits. To the best of Target's knowledge, the business operation of Target has been and is being conducted in material compliance with all applicable laws, rules, and regulations of all authorities including the State Banking Department of Arizona. Target is not in violation of, or in default under, any term or provision of its Articles of Organization, as amended, or its Operating Agreement, as amended, or of any license, lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the business, properties, assets, or prospects of Target, or prevent consummation of the exchange of securities contemplated by this Agreement.



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         (6) Financial Statements. Target has furnished NVDC with unaudited financial statements of Target as of August 31, 2003 (hereinafter referred to as "Target's Financial Statements"). All such financial statements present fairly the financial condition of Target at such date, and the results of its operations for the period therein specified. Specifically, but not by way of limitation, Target's Financial Statements disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of Target at the date thereof. Target owes no taxes based upon income of all taxable years and Target's Financial Statements reflects no liability for taxes based upon income for the current year.

         (7) Present Status. Target will not, from the date of this Agreement until the Closing Date without the prior written consent of NVDC, which consent shall not be unreasonably withheld or delayed:

                  (a) Incur any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due with respect to its operations, except liabilities incurred in the ordinary course of business; or

                  (b) Except with respect to this Agreement, entered into any transaction regarding the sale, lease or encumbrance of its assets or the settlement of any obligation, or entered into any other material transaction other than in the ordinary course of business.

         (8) Litigation. Except as disclosed in Schedule 2.1, there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against Target which would reasonably be expected to have a material adverse effect on its ability to carry out this Agreement; and Target is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse effect on its ability to carry out this Agreement. Target is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, which could have an adverse effect on its ability to carry out this Agreement.

         (9) Approval Required. Pursuant to Arizona law, the approval of the Manager and Member of Target of this Agreement is the only approval necessary to adopt this Agreement and approve the transactions contemplated hereby. No additional approvals of any state or federal authority is required for Target to carry on its business as it is now being carried on resulting from the consummation of the transactions contemplated herein.

         (10) Brokers or Finders. Except for an obligation to pay a consulting fee of 5% to Wayne Jones, all negotiations on the part of Target relative to this Agreement and the transactions contemplated hereby have been carried on by Target without the intervention of any person or as the result of any act of Target in such manner as to give rise to any claim for a brokerage commission, finder's fee, or other like payment.

         (11) Taxes. Target has duly filed all federal, state, county and local payroll, income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation sales and use taxes) required to have been filed by Target up to the date hereof. All of the foregoing returns are true and correct in all material respects and Target has paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. Target has no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of Target as of the Closing Date.

         (12) Except as listed in Schedule 2.1 (12), there are:

                  (a) no agreements between Target and any of its officers, managers or members;

                  (b) no employment and consulting agreements, including any agreements regarding bonus, retirement, profit sharing, incentive compensation, commission, pension severance payments or benefits;

                  (c) no agreements with employees, members, managers or independent contractors regarding confidentiality, non-disclosure and assignment of inventions;




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                  (d) no oral or written claims from or regarding current or former employees to the knowledge of Target;

                  (e) no recurring payments that the Target is obligated to make but are not reflected in its cash basis accounting financial statements;

                  (f) no contingent liabilities are not reflected in its cash basis accounting financial statements.

                  (g) no related party transactions, receivables or payables, or guaranties.

                  (h) no prepaid expenses;

                  (i) no patents, trademarks, trade names or other intangible assets;

                  (j) no joint venture agreements;

                  (k) no agreements for the payment or receipt of licenses, fees or royalties and royalty free licenses;

                  (l) no lease obligations or letters of credit;

                  (m) no employee benefit plans;

                  (n) no open insurance claims including any workmen's compensation claims;

                  (o) no agreements that restrict the Target's right to compete in any business;

                  (p) no contracts that are terminable upon change of control of the Target;

                  (q) no state, local or federal income tax or payroll tax returns that the Target is required to file that have not been filed in the past three years; and

                  (r) no state, local or federal audits of any form of tax liability or returns have been commenced and are outstanding or to Target's knowledge have been threatened by any agency.

         (13) Full Disclosure. To Target's knowledge and belief, this Agreement and any Schedules and certificates delivered by Target in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Target's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, licenses or condition of the Membership Interests that have not been set forth in this Agreement, the Schedules hereto or in other documents delivered by Target in connection herewith.

Section 2.2 Representations and Warranties of the Member. The Member hereby makes the following representations and warranties to NVDC and acknowledges that NVDC is relying on the following representations and warranties in connection with this Agreement. These representations are correct and complete on the date of this Agreement and will be correct and complete on the Closing Date.

         (1) Ownership of Target Membership Interests. At Closing, Member is the sole beneficial and legal owner of record of the membership interests set forth on Schedule A.

         (2) The Member owns the membership interests listed on Schedule A free and clear of any claims, statutory or otherwise, or liens of any nature whatsoever and at Closing will transfer the Membership Interest to NVDC, along with any releases or assignments necessary to carry out the intent of this Agreement.

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         (3) This Agreement has been executed and delivered by the Member and constitutes a valid and binding obligation of the Member enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

Section 2.3 Representations and Warranties by NVDC. NVDC hereby makes the following representations and warranties to the Target and Member and acknowledges that the Target and Member are relying on the following representations and warranties in connection with this Agreement. These representations are correct and complete on the date of this Agreement and will be correct and complete on the Closing Date.

         (1) Organization and Standing of NVDC. NVDC is a corporation duly organized and validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. NVDC is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of NVDC. Except as set forth on Schedule 2.3(1), NVDC has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

         (2) Capitalization. NVDC is duly and lawfully authorized by its Articles of Incorporation, as amended, to issue 20,000,000 shares of NVDC no par value common stock ("NVDC Common Stock") of which as of the date hereof there are approximately 1,765,000 issued and outstanding shares excluding approximately 2,000,000 shares reserved for issuance pursuant to the exercise of outstanding options and warrants. All the outstanding shares of NVDC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

         (3) Financial Statements. NVDC has furnished Target with unaudited financial statements of NVDC as of June 30, 2003 and audited financial statements as of December 31, 2002 and 2001 (hereinafter referred to as "Navidec's Financial Statements"). All such financial statements present fairly the financial condition of NVDC at such date, and the results of its operations for the period therein specified, and were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Specifically, but not by way of limitation, Navidec's Financial Statements disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of NVDC at the date thereof. NVDC owes no taxes based upon income of all taxable years and Navidec's Financial Statements reflects no liability for taxes based upon income for the current year.

         (4) NVDC's Authority. The execution, delivery, and performance of this Agreement, Escrow Agreement, and Employment Agreement have been duly authorized by all requisite corporate action. This Agreement has been executed and delivered by NVDC and constitutes a valid and binding obligation of NVDC enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of NVDC's Articles of Incorporation and any amendments thereto, Bylaws and any amendments thereto, or of any contract to which NVDC is a party or otherwise bound or of any law or judgement.

         (5) Brokers or Finders. All negotiations on the part of NVDC relative to this Agreement and the transactions contemplated hereby have been carried on by NVDC without the intervention of any person or as the result of any act of NVDC in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

         (6) Full Disclosure. To NVDC's knowledge and belief, this Agreement and any Schedules and certificates delivered by NVDC in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To NVDC's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of NVDC that have not been set forth in this Agreement, the Schedules hereto or in other documents delivered by NVDC in connection herewith.



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         (7) Litigation. Except as disclosed in Schedule 2.3(7), there are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against NVDC which would reasonably be expected to have a material adverse effect upon them, their properties, assets, or business; and NVDC is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse change in the business or condition (financial or otherwise) of NVDC or their properties or assets. NVDC is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in Schedule 2.3(7). Notwithstanding the foregoing, the actions listed on Schedule 2.3(7) will not a material adverse effect on the execution, delivery and performance of the transactions contemplated hereby.

         (8) Compliance With the Law and Other Instruments. The business operations of NVDC and transactions on its securities have been and are being conducted in substantial compliance with all applicable laws, rules, and regulations of all authorities, including applicable state and federal securities laws. NVDC is not in violation of, or in default under, any term or provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction contained in any of the foregoing of any kind or character which materially adversely affects the business, properties, assets, or prospects of NVDC or which would prohibit NVDC from entering into this Agreement.

         (9) Taxes. NVDC has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation sales and use taxes) required to have been filed by NVDC up to the date hereof. All of the foregoing returns are true and correct in all material respects and NVDC has paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. NVDC has no liability for any material amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of NVDC as of the Closing Date.

         (10) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of NVDC are complete and correct, and there have been no transactions involving the business of NVDC which properly should have been set forth in said respective books, other than those set forth therein.

         (11) Approval Required. Pursuant to Colorado law, the approval of the Board of Directors of NVDC of this Agreement is the only approval necessary to adopt this Agreement and approve the transactions contemplated hereby. No additional consents or approvals of any state or federal authority is required for NVDC to execute, deliver or perform this Agreement carry on its business as it is now being carried on resulting from the consummation of the transactions contemplated herein.

         (12) SEC Filings. NVDC has made available to the Target its quarterly report on Form 10-Q for its quarter ended June 30, 2003 and all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2001 (collectively, the "SEC Documents"). As of the date hereof, the SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. NVDC has not provided any information to the Member that contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing, any event or information should be discovered by Member, which should be set forth in any amendment or supplement to such information, NVDC shall promptly inform the Member.

         (13) Absence of Certain Changes. Except as and to the extent disclosed in the SEC Documents filed prior to the date hereof, since the date of the most recent consolidated balance sheet included in the SEC Documents, there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in






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the aggregate, has had or would be reasonably likely to have a material adverse effect on NVDC, or any amendment or change in NVDC's Articles of Incorporation or Bylaws.

         (14) Accredited Investor. NVDC presently qualifies and will as of the Closing, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act. NVDC represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Target; (b) it believes it has received all the information it has requested from the Target and considers necessary or appropriate for deciding whether to invest in and acquire the Target; (c) it has had the opportunity to discuss the Target's business, management, and financial affairs with the Target's management, (d) it has the ability to bear the economic risks of its prospective investment; and (e) it is able, without materially impairing its financial condition, to hold any interest in the Target for an indefinite period of time and to suffer a complete loss on its investment.

Section 2.4 Knowledge. When used in this Agreement, the term "knowledge" and words of similar import means knowledge actually possessed by an officer or director of NVDC or Target, whether by personal discovery or communication received from a subordinate, but does not include imputed or vicarious knowledge.

                                  ARTICLE III

                              ADDITIONAL AGREEMENTS

Section 3.1 Access to Information. Upon reasonable notice, each party shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to and subsequent to the Closing, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule and documents filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) a governmental entity requires such party or any of its subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any governmental entity applicable to such party requires such party or its subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence. Any independent investigation by NVDC or Target shall not affect the representations and warranties of Target or NVDC, as the case may be.

Section 3.2 Best Efforts.

         (1) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate this Agreement and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. Nothing in this Section 3.2(1) shall require Target to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Target, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason, if Target and NVDC reasonably determine that such sale or other disposition would have or is likely to have a Material Adverse Effect on Target, taken together, after giving effect to this Agreement.

         (2) In furtherance and not in limitation of the covenants of the parties contained in Section 3.2(1), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of NVDC and Target shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.




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Section 3.3 Employment Agreement and Agreement Not To Compete. The Manager of
Target shall execute an employment agreement in the form attached as Schedule B. The employment agreement shall provide for an initial term of three years and shall be with the Target. The employment agreement shall also provide that the party to the employment agreement will not compete with Target for a period of three years following the date of the Closing of this transaction and subsequent to the termination of employment with the Target by the Target for a period of one year, whichever period is longer.

Section 3.4 Assignment of Trademarks, Trade Names and Trade Dress. Ronald Lynch and James Kearns and the Member are the owners of Arizona trade name, NORTHSIGHT MORTGAGE GROUP, Arizona registration number 279716 ("Mark"). Prior to Closing, Ronald Lynch and James Kearns and the Member agree to take all action to assign to Target all of their right, title and interest in the Mark and all trademarks, trade names and trade dress which may be held in their individual names or capacities related to the Target. As consideration for transfer of the trade name, NVDC shall transfer 142,221 shares of common stock in NVDC to Ronald Lynch and James Kearns at Closing. As security to NVDC and as NVDC's sole recourse and exclusive remedy for the compliance on behalf of Ronald Lynch and James Kearns with their obligations pursuant to this agreement, all of the shares of NVDC common stock to be issued to Ronald Lynch and James Kearns in exchange for the Mark being acquired by NVDC shall be placed in an escrow agent, who shall hold those securities in accordance with the terms of the Escrow Agreement executed by the parties hereto in the form as set forth in Schedule C. Notwithstanding the provisions in the Escrow Agreement, the shares shall be held in escrow for a period of three years, provided that 33% or 47,407 shares shall be released from escrow on each anniversary of the Closing until all shares have been released to Ronald Lynch and James Kearns. The Member shall receive the consideration contemplated herein.


Section 3.5 Securities Compliance. To make available to the Member the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of NVDC to the public without registration, NVDC agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) file with the SEC in a timely manner all reports and other documents required of NVDC under the Securities Act and the Exchange Act; (c) furnish to the Member, so long as such Member owns any NVDC Stock, promptly upon written request (i) a written statement by NVDC that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of NVDC and such other reports and documents so filed by NVDC, and (iii) such other information as may be reasonably requested in availing the Member of any rule or regulation of the SEC which permits the selling of any such securities without registration; (d) maintain the listing of NVDC's common on the Nasdaq National Market; and(e) this Section shall survive for four (4) years after the Closing.

Section 3.6 Confidentiality. The parties hereby agree to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, is generally known to the public and did not become so known through any violation of law, became known to the public through no fault of such party, is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, is required to be disclosed by Order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such Order and an opportunity to object or seek a protective Order and take any other available action) or which is disclosed in the course of any Action or Proceeding between any of the parties hereto.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING


Section 4.1 Conditions to Each Party's Obligation to Effect the Closing. Except as may be waived in writing by the Parties, all of the obligations of the Parties under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:



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                  (a) Member Approval. Target shall have obtained the required vote in connection with the adoption of this Agreement by the Member and Manager of Target.

                  (b) Board of Director Approval. NVDC shall have obtained the required vote in connection with the adoption of this Agreement by the Board of Directors of NVDC.

                  (c) Employment Agreement and Escrow Agreement. As of the execution of this Agreement, the Employment Agreement and Escrow Agreement have not been executed. The parties shall have executed an Employment Agreement and Escrow Agreement containing terms and conditions mutually agreeable to the parties.

                  (d) Mortgage brokerage license with State Banking Department of Arizona. The State Banking Department of Arizona shall have approved of the change in control of Target and confirm the mortgage brokerage license currently held by Target.

                  (e) Amendment to Operating Agreement. The parties shall have executed an amendment to the operating agreement of Target containing terms and conditions mutually agreeable to both parties to provide for the future management of the Target.

                  (f) No Injunctions, Restraints or Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making this Agreement illegal or otherwise prohibiting consummation of the Agreement, provided however, that the provisions of this Section 4.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 3.3 shall have been the cause of, or shall have resulted in, such order or injunction.

Section 4.2 Additional Conditions to Obligations of NVDC. The obligations of NVDC to close this Agreement are subject to the satisfaction of, or waiver by NVDC, on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Target and the Member set forth in Sections 2.1 and 2.2 shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

                  (b) Performance of Obligations of Target. Target shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) No Adverse Change. At the Closing Date, Target shall not have suffered any adverse change to the Membership Interests.

Section 4.3 Additional Conditions to Obligations of Target. The obligations of Target and Member to effect the Share Exchange are subject to the satisfaction of, or waiver by Target, on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of NVDC set forth in Section 2.3 shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

                  (b) Performance of Obligations of NVDC. NVDC shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date.

                  (c) No Adverse Change. At the Closing Date, NVDC shall not have suffered any adverse change to the Stock.


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                                   ARTICLE V

              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES


Section 5.1 Survival of Representations and Warranties. All statements of fact contained herein, any certificate or schedule delivered by or on behalf of Target, Member or NVDC pursuant to the terms hereof, shall be deemed representations and warranties made by Target, Member and NVDC, respectively, to each other under this Agreement. The representations and warranties of the parties shall survive the Closing for a period of two years.

Section 5.2 Security for Breach of Representations and Warranties. As NVDC'S sole recourse and exclusive remedy for the compliance on behalf of Target and Member with their obligations pursuant to this agreement and the representations and warranties made herein shall be limited to the Stock issued by NVDC to the Member in exchange for the Member's membership interests being acquired by NVDC. In the event that the Member has sold, conveyed or transferred such stock, NVDC'S sole recourse and exclusive remedy shall be one-half of the value received by the Member in the transfer of such Stock.


                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing, by action taken or authorized by the Board of Directors or Manager of the terminating party or parties, whether before or after approval of the matters presented in connection with this Agreement as follows:

         (1) By mutual written consent of NVDC and Target, by action of their respective Board of Directors and Manager;

         (2) By either Target or NVDC if the Closing shall not have occurred on or before September 30, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(2) shall not be available to any party whose failure to fulfill any obligation under this Agreement has to any extent been the cause of, or resulted in, the failure of the Closing to occur on or before the Closing Date; or

         (3) By either Target or NVDC if any condition precedent contained in
Article IV has not occurred; provided, however, that the Agreement shall not be terminated if the non-performing party has received a waiver by the other party or cured the performance in time to comply with Section 6.1(2).

Section 6.2 Effect of Termination. In the event of termination of this Agreement by either Target or NVDC as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of NVDC or Target or their respective officers or directors except with respect to the return of any and all documents obtained as part of due diligence and not to use any such information to the detriment of the other party.

Section 6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors or Manager, at any time before or after approval of the matters presented in connection with this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.4 Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken or authorized by their respective Board of Directors or Manager, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.




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The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1 Announcement. The parties agree to draft an announcement relating to this Agreement within 24 hours of the execution hereof, which announcement may be released by NVDC.

Section 7.2 Counterparts and Facsimile Signatures. In order to facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax.

Section 7.3 Discussions With Other Parties. Target agrees that from the date of the execution of this Agreement until the Closing Date as it may be extended by mutual agreement, it will not solicit, initiate discussions with, engage in or encourage discussion with or otherwise enter into any agreement with any party relating to the subject matter of this Agreement; provided that Target and Member may engage in discussions with legal and financial advisors.

Section 7.4 Assignment. Neither this Agreement nor any right created hereby shall be assignable by Target or NVDC without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section 7.5 Entire Agreement. This Agreement, and the schedules hereto, including the Escrow Agreement, Employment Agreement, which are incorporated herein, and the other documents delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules hereto.

Section 7.6 Governing Law. This Agreement shall be governed by the laws of the State of Colorado except that the laws of the State of Arizona shall govern as to matters of corporate law pertaining to Target. Any action, suit or proceeding arising out of, relating to or mentioning this Agreement shall be commenced and resolved only in the state or federal courts located in Phoenix, Maricopa County, Arizona, and each party hereto consents to such jurisdiction and venue.

Section 7.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.8 Notices. Any notice, communication, request, reply, or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and may be given by personal delivery or U.S. mail, or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:



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         (1)      If to NVDC:

                           Navidec, Inc.
                           Attn: John R. McKowen, President
                           6399 South Fiddler's Green Circle, Suite 300
                           Greenwood Village, CO 80111
                           Telefax: 303.222.1001


         (2)      If to Target or Member:

                           Northsight Mortgage Group, LLC
                           Attn: Daniel Walen
                           14300 N. Northsight, Suite 110
                           Scottsdale, Arizona 85260
                           Telefax:  480.699.8316

or at such other address or telefax number as any party may have advised the others in writing.

Section 7.9 Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees from the other party or parties, which fees shall be in addition to any other relief which may be awarded.

         IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

NVDC:

NAVIDEC, INC., a Colorado corporation


By: /s/ John R. McKowen
   ---------------------------------
        John R. McKowen, President


TARGET:

NORTHSIGHT MORTGAGE GROUP, LLC,
an Arizona limited liability company


By: /s/ Daniel Walen
   ---------------------------------
        Daniel Walen, Manager

MEMBER:

/s/ Daniel Walen
-----------------------------------
Daniel Walen




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                                     JOINDER

         The undersigned have duly executed this Agreement as of the day and year first above written for the limited purpose of agreeing to the terms of
Section 3.4 above.



/s/ Ronald Lynch
-----------------------------------
Ronald Lynch

/s/ James Kearns
------------------------------------
James Kearns










































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SCHEDULE A

Name and Address                     Membership      Membership          Number of NVDC     % of Additional
of Member                            Interest        Interests to be     Shares to          NVDC Shares to
                                     Owned           Sold                be Received at     be Received at
                                                                         Closing            Closing

Daniel Walen                         100%            80%
14300 N. Northsight, Suite 110
Scottsdale, Arizona 85260





























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